EXHIBIT 99.1 News Release

HP to Keep PC Division

Continued combination of HP and its Personal Systems Group expected to deliver greater customer and shareholder value

PALO ALTO, Calif., Oct. 27, 2011 – HP today announced that it has completed its evaluation of strategic alternatives for its Personal Systems Group (PSG) and has decided the unit will remain part of the company.

“HP objectively evaluated the strategic, financial and operational impact of spinning off PSG. It’s clear after our analysis that keeping PSG within HP is right for customers and partners, right for shareholders, and right for employees,” said Meg Whitman, HP president and chief executive officer. “HP is committed to PSG, and together we are stronger.”

The strategic review involved subject matter experts from across the businesses and functions. The data-driven evaluation revealed the depth of the integration that has occurred across key operations such as supply chain, IT and procurement. It also detailed the significant extent to which PSG contributes to HP’s solutions portfolio and overall brand value. Finally, it also showed that the cost to recreate these in a standalone company outweighed any benefits of separation.

The outcome of this exercise reaffirms HP’s model and the value for its customers and shareholders. PSG is a key component of HP’s strategy to deliver higher value, lasting relationships with consumers, small- and medium-sized businesses and enterprise customers. The HP board of directors is confident that PSG can drive profitable growth as part of the larger entity and accelerate solutions from other parts of HP's business.

PSG has a history of innovation and technological leadership as well as an established record of industry-leading profitability. It is the No. 1 manufacturer of personal computers in the world with revenues totaling $40.7 billion for fiscal year 2010.

“As part of HP, PSG will continue to give customers and partners the advantages of product innovation and global scale across the industry’s broadest portfolio of PCs, workstations and more,” said Todd Bradley, executive vice president, Personal Systems Group, HP. “We intend to

Editorial Contacts

Mylene Mangalindan, HP
+1 650 236 0005
corpmediarelations@hp.com

Marlene Somsak, HP
+1 408 873 5125
marlene.somsak@hp.com

Michael Thacker, HP
+1 650 857 2254
corpmediarelations@hp.com

www.hp.com/go/newsroom

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News Release

make the leading PC business in the world even better.”

More information is available at www.hp.com/investor/PSG-Decision.

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure at the convergence of the cloud and connectivity, creating seamless, secure, context-aware experiences for a connected world. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of management for future operations, including execution of growth strategies, transformation initiatives and restructuring plans; any statements concerning expected development, performance or market share relating to products and services; any statements regarding anticipated operational and financial results; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; the competitive pressures faced by HP’s businesses; the development and transition of new products and services (and the enhancement of existing products and services) to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its customers, suppliers and partners; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; integration and other risks associated with business combination and investment transactions; the hiring and retention of key employees; expectations and assumptions relating to the execution and timing of growth strategies, transformation initiatives and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011 and HP’s other filings with the Securities and Exchange Commission, including but not limited to HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2011 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

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